                                                              EXHIBIT 5(a)(v)(C)


                                              AMERICAN GENERAL LIFE INSURANCE COMPANY
                                             P.O. BOX 1401, HOUSTON, TEXAS 77251-1401
[AMERICAN GENERAL LOGO APPEARS HERE]
                                                  VARIABLE ANNUITY APPLICATION                                 WM Strategic
                                                                                                               Asset Manager

INSTRUCTIONS: PLEASE TYPE OR PRINT IN PERMANENT BLACK INK.

1. ANNUITANT                                                    |   2. CONTINGENT ANNUITANT (optional)
   Name: __________________________________________________     |      Name: _________________________________________________
   Address: _______________________________________________     |      Address: ______________________________________________
   ________________________________________________________     |      _______________________________________________________
   Phone: ________________ DOB: ______________ (Max Age 85)     |      Phone: ________________ DOB: ______________ (Max Age 85)
   Sex: [_]M  [_]F   SS #: ________________________________     |      Sex: [_]M  [_]F   SS #: ________________________________
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3. OWNER (Complete only if different than Annuitant)            |      JOINT OWNER (optional)
   Name: __________________________________________________     |      Name: _________________________________________________
   Address: _______________________________________________     |      Address: ______________________________________________
   ________________________________________________________     |      _______________________________________________________
   Phone: ________________ DOB: ______________ (Max Age 85)     |      Phone: ________________ DOB: ______________ (Max Age 85)
   Sex: [_]M  [_]F  SS #: _________________________________     |      Sex: [_]M  [_]F  SS #: ________________________________
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4. BENEFICIARY DESIGNATION (If more space is needed, use Section 10.):
                                                         _______________
   PRIMARY (if more than one, must indicate percentages)        |      CONTINGENT (if more than one, must indicate percentages)
   Name/Relationship                Percentage                  |      Name/Relationship                Percentage
                                                                |
                                                                |
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5. PAYMENT INFORMATION
   Initial Purchase Payment $ ________________
   If [_]1035X  OR  [_] Transfer, estimated amount $ ______________
   [_] Non-Qualified (minimum $5,000)  [_] Qualified: (minimum $2,000) (check appropriate boxes in sections A and B)
              A. [_] Rollover          [_] Transfer
              B. Type of Plan:         [_] IRA   [_] SEP-IRA   [_] ROTH-IRA    [_] 401(k)  [_] 401(a)  [_] Other _____________
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6. INVESTMENT OPTIONS (Total allocation must equal 100%; no fractional percentages.)
   WM Variable Trust--The available variable divisions are funded by the following Series.
    Strategic Growth Portfolio (60)         _____________%           Mid Cap Stock Fund (75)                        _____________%
    Conservative Growth Portfolio (61)      _____________%           Small Cap Stock Fund (73)                      _____________%
    Balanced Portfolio (62)                 _____________%           International Growth Fund (74)                 _____________%
    Flexible Income Portfolio (63)          _____________%           Short Term Income Fund (68)                    _____________%
    Income Portfolio (64)                   _____________%           U.S. Government Securities Fund (69)           _____________%
    Bond & Stock Fund (66)                  _____________%           Income Fund (70)                               _____________%
    Growth & Income Fund (71)               _____________%           Money Market Fund (65)                         _____________%
    Growth Fund of the Northwest (67)       _____________%           Other_________________                         _____________%
    Growth Fund (72)                        _____________%           AMERICAN GENERAL LIFE INSURANCE COMPANY
                                                                     1-Year Guarantee Period                        _____________%
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7. DOLLAR COST AVERAGING (Minimum Dollar Cost Average Transfer: $250.00)
   Dollar cost average  [_] $________  OR  [_] _______% (whole % only)
   taken from the [_] Money Market Fund (65)  [_] 1-Year Guarantee Period    [_]_____________________________________(Division Name)
   Frequency: [_] Monthly  [_] Quarterly  [_] Semiannually  [_] Annually
   Duration:  [_] 12 months  [_] 24 months  [_] 36 months  [_] Other_________ to be allocated to the following fund(s) as indicated.
   Begin Date: ___/___/___ (Date must be at least 30 days after issue date and must be between the 1st and the 28th of the month.)
   If no begin date is elected, dollar cost averaging will begin at the beginning of the next interval from the date of receipt of this form.
   Allocate to the following divisions as indicated. (Use dollars or whole percentages.)

   WM Variable Trust--The available variable divisions are funded by the following Series.
    Strategic Growth Portfolio (60)         _____________%           Growth Fund (72)                               _____________%
    Conservative Growth Portfolio (61)      _____________%           Mid Cap Stock Fund (75)                        _____________%
    Balanced Portfolio (62)                 _____________%           Small Cap Stock Fund (73)                      _____________%
    Flexible Income Portfolio (63)          _____________%           International Growth Fund (74)                 _____________%
    Income Portfolio (64)                   _____________%           Short Term Income Fund (68)                    _____________%
    Bond & Stock Fund (66)                  _____________%           U.S. Government Securities Fund (69)           _____________%
    Growth & Income Fund (71)               _____________%           Income Fund (70)                               _____________%
    Growth Fund of the Northwest (67)       _____________%           Money Market Fund (65)                         _____________%
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8. REPLACEMENT Will the proposed contract replace any existing annuity or insurance contract?  [_] No   [_] Yes
   (If yes, list company name, plan, and year of issue, and complete appropriate replacement documents.)
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9. SPECIAL INSTRUCTIONS

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L 8908-10 REV 0999

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10. TELEPHONE TRANSFER PRIVILEGE

   I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company
   ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
   (INITIAL APPROPRIATE BOX(S) BELOW)

[__] Contract Owner(s)

[__] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

     AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my WM STRATEGIC
     ASSET MANAGER contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

[_]  CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
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11.  SIGNATURES
     All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown.
     We further agree that this application, if attached, shall be a part of the annuity contract, and verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE,
     MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.
     We acknowledge receipt of the current prospectuses for the American General Life Insurance Company Separate Account D,
     and WM Variable Trust. If this application is for an IRA, ROTH IRA, or a Simplified Employee Pension, we acknowledge receipt of the applicable Individual Retirement Annuity Disclosure Statement provided to us in conjunction with the current prospectuses.
     Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

                                                  ANNUITIES ARE NOT FDIC INSURED.
                                            ANNUITIES ARE NOT OBLIGATIONS OF THIS BANK.
     [NO BANK SYMBOL APPEARS HERE]         THE FINANCIAL INSTITUTION DOES NOT GUARANTEE             [NO FDIC SYMBOL APPEARS HERE]
                                          PERFORMANCE BY THE INSURER ISSUING THE ANNUITY.
                                       VARIABLE ANNUITIES INVOLVE INVESTMENT RISK, INCLUDING
                                                   POTENTIAL LOSS OF PRINCIPAL.
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     UNDER PENALTIES OF PERJURY, I CERTIFY (1) THAT THE SOCIAL SECURITY (OR TAXPAYER IDENTIFICATION) NUMBER IS CORRECT AS IT
     APPEARS IN THIS APPLICATION AND (2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING UNDER SECTION 3406 (a)(1)(C) of the
     INTERNAL REVENUE CODE.
     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS
     REQUIRED TO AVOID BACKUP WITHHOLDING.
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     Signed at _______________________________________________________________________       Date: ______________________________
               CITY                                              STATE
     _________________________________________________________           ________________________________________________________
     SIGNATURE OF ANNUITANT                                              SIGNATURE OF OWNER (if different that Annuitant)

     _________________________________________________________           ________________________________________________________
     SIGNATURE OF JOINT OWNER (if applicable)                            SIGNATURE OF CONTINGENT ANNUITANT (if applicable)
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12.  DEALER/LICENSED AGENT INFORMATION AND SIGNATURES

     Licensed Agent: _________________________________________           _________________________________________________________
                     PRINT NAME                                          AGENT NUMBER/LOCATION

                     _________________________________________           _________________________________________________________
                     PHONE                                               STATE LICENSE NUMBER

     Will the proposed contract replace any existing annuity or insurance contract?    [_] NO  [_] YES
     The agent hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

     Signature of Licensed Agent: _________________________________________________________________

     Broker Dealer: _______________________________________________________________________________
                               PRINT NAME
     Branch Office: __________________________________________________________________________________________________________
                               STREET ADDRESS                            CITY                STATE                  ZIP

     Signature of Licensed Principal of Broker Dealer: _______________________________________________________________________

L 8908-10 REV 0999
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For Agent Use Only - Contact your Home Office for details. [_] Profile A [_] Profile B [_] Profile C Once selected, Profile cannot be changed on this contract.
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